EXHIBIT 12
STEIN ROE EMERGING MARKETS FUND
INVESTMENTS AS OF MARCH 31, 1997
(DOLLAR AMOUNTS IN THOUSANDS)
(UNAUDITED)
                                              NUMBER   MARKET
Stocks (80.5%)                              OF SHARES  VALUE

Argentina (4.6%)
Telecom Argentina ADRs ....................   15,000   $  690
YPF Sociedad Anonima ADRs .................   30,000      795
                                                       ------
                                                        1,485
Brazil (7.7%)
Coteminas Pfd. ............................  800,000      321
*Globex Utilidades S.A. Pfd. ..............   37,000      715
Perdigao S.A. Comercio e Industria Pfd. .295,000,000      612
Telebras ADRs ..............................   8,300      850
                                                       ------
                                                        2,498
China (2.7%)
* **Beijing Datung ........................1,500,000      600
*China Eastern Airlines ADRs ..............    2,300       66
* **Shenzen Expressway ....................  350,000      110
Yizheng Chemical Fibre ....................  480,000      103
                                                       ------
                                                          879
Hong Kong (7.5%)
Companion Building ........................  500,000       41
Hong Kong Ferry ...........................  310,000      554
International Bank of Asia ................1,300,000      797
Jardine Matheson Holdings .................  140,000      812
Tian An China Investment ..................1,077,000      112
Vitasoy ...................................  270,000       95
World Houseware Holdings...................  180,000       15
                                                       ------
                                                        2,426
India (3.2%)
Indian Petrochem GDRs .....................   35,000      394
**Reliance Industries GDSs ................    7,000      107
* **Videsh Sanchar Nigam GDRs .............   35,000      534
                                                       ------
                                                        1,035
Indonesia (6.3%)
CP Indonesia ..............................  180,000      202
Ever Shine Tex ............................  720,000      270
Kawasan Industri Jababeka .................  670,000      914
Matahari Putra Prima ......................  450,000      656
                                                       ------
                                                        2,042
Israel (2.5%)
Koor Industries ...........................   45,000      810

Lebanon (1.6%)
*Solidere GDRs ............................   45,000      531

Malaysia (2.3%)
IOI Properties ............................  220,000      728

Mexico (1.2%)
Transportation Maritima Mexicana ADRs .....   69,000      380

Middle East/Africa (2.7%)
*The Foreign & Colonial Emerging Middle
    East Fund .............................   10,000      163
The Morgan Stanley Africa Investment Fund..   43,000      720
                                                       ------
                                                          883
Panama (2.6%)
Bladex ADRs ...............................   18,000      851

Peru (5.9%)
Cementos Norte Pacasmayo ..................  340,400      514
Southern Peru Copper ADRs .................   43,000      731
Telefonica del Peru ADRs ..................   30,000      667
                                                       ------
                                                        1,912
Philippines (2.5%)
Metro Pacific .............................2,700,000      819

Portugal (2.1%)
Portugal Telecom ADRs . ...................   18,000      662

Russia (1.7%)
*Fleming Russia Securities Fund ...........   32,500      557

South Korea (11.4%)
Korea Exchange Bank .......................  114,000      719
Korean Air ................................   38,000      663
LG Electronics ............................   68,000      790
LG Securities .............................    5,500       43
Samchully .................................    4,502      322
Samsung Electronics
   GDRs ...................................    3,000       61
   Ordinary Preferred .....................    3,903      156
Yukong
   **GDRs .................................    5,100       91
   Ordinary Shares ........................  200,000      830
                                                       ------
                                                        3,675
Thailand (10.4%)
GSS Array Technology ......................  200,000      298
*Land & House .............................  120,000      614
National Finance and Securities ...........  370,000      495
The Pizza Company .........................   70,000      493
Precious Shipping .........................  200,000      539
Property Perfect ..........................   43,000       50
*Siam Commercial Bank .....................  150,000      878
Sino Thai Engineering & Construction ......   58,000       62
                                                       ------
                                                        3,429
Venezuela (1.6%)
*Compania Anonima Nacional Telefonos de
   Venezuela (CANTV) ......................   18,000      524
                                                       ------
Total Stocks (Cost $26,427) ...............            26,126

                                             PRINCIPAL  MARKET
Short-Term Obligations (22.0%)                AMOUNT    VALUE
Commercial Paper (22.0%)                     ---------  ------
United States (22.0%)
Bridgestone/Firestone 7.000% 4/01/97 ......  $1,600    $1,600
Conagra Inc. 6.100% 4/01/97 ...............     355       355
GTE Corp. 6.850% 4/01/97 ..................   1,327     1,327
International Securitization 6.750% 4/01/97   1,654     1,654
UBS Finance 6.750% 4/01/97 ................   1,200     1,200
Windmill Funding Inc. 6.750% 4/01/97 ......   1,000     1,000
                                             ------    ------
Total Short-Term Obligations (Amortized
   Cost $7,136) ...........................             7,136

Total Investments (102.5%)
(Cost Basis ($33,563) .....................            33,262
Other Assets, Less Liabilities (-2.5%).....              (813)
                                                       ------
Total Net Assets (100.0%) .................           $32,449
                                                      =======

 *Non-income producing.
**These securities are subject to contractual or legal restrictions on their resale. At March 31, 1997, the aggregate value of these securities represented 4.4 percent of net assets.

See accompanying notes to financial statements.

BALANCE SHEET

MARCH 31, 1997
(ALL AMOUNTS IN THOUSANDS, EXCEPT PER-SHARE DATA)
(UNAUDITED)

Assets
Investments, at market value ........................$33,262
Receivable for investments and currencies sold ......    847
Receivable for fund shares sold .....................    137
Dividends and interest receivable ...................     19
Receivable from investment adviser ..................     13
Cash and other assets ...............................    344
                                                     -------
   Total Assets .....................................$34,622
                                                     =======

Liabilities
Payable for investments and currencies purchased ....$ 2,130
Other liabilities ...................................     43
                                                     -------
   Total Liabilities ................................  2,173
                                                     -------

Capital
Paid-in capital ..................................... 32,749
Net unrealized depreciation of investments and
   foreign currencies ...............................   (300)
Accumulated undistributed net investment income .....     29
Accumulated undistributed net realized losses on
   investments and foreign currency transactions ....    (29)
                                                     -------
   Total Capital (Net Assets) ....................... 32,449
                                                     -------
   Total Liabilities and Capital ....................$34,622
                                                     =======

Shares Outstanding (Unlimited Number Authorized) ....  3,277
                                                     =======
Net Asset Value (Capital) Per Share .................$  9.90
                                                     =======

See accompanying notes to financial statements.

STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED MARCH 31, 1997
(ALL AMOUNTS IN THOUSANDS)
(UNAUDITED)

Investment Income
Dividends............................................$    19
Interest ............................................     56
                                                     -------
   Total Investment Income ..........................     75
                                                     -------
Expenses
Management fees .....................................     25
Transfer agent fees .................................      5
Administrative fees .................................      3
Custodian fees ......................................      3
SEC and state registration fees .....................      1
Accounting fees .....................................      2
Legal and audit fees ................................      3
Trustees' fees ......................................      2
Amortization of organization expenses ...............      5
Other ...............................................      8
                                                     -------
                                                          57
Reimbursement of expenses by investment adviser .....    (11)
                                                     -------
   Total Expenses ...................................     46
                                                     -------
   Net Investment Income ............................     29
                                                     -------
Realized and Unrealized Gains on Investments and
   Foreign Currency Transactions
Net realized losses on foreign currency transactions.    (29)
                                                     -------
Net change in unrealized appreciation or
   depreciation of investments and foreign
   currency transactions ............................   (300)
                                                     -------
   Net Losses on Investments and Foreign
      Currency Transactions .........................   (329)
                                                     --------
Net Decrease in Net Assets Resulting from
   Operations .......................................  $(300)
                                                     =======

See accompanying notes to financial statements.

STATEMENT OF CHANGES IN NET ASSETS

FOR THE SIX MONTHS ENDED MARCH 31, 1997
(FROM COMMENCEMENT OF OPERATIONS ON FEBRUARY 28, 1997)
(ALL AMOUNTS IN THOUSANDS)
(UNAUDITED)

Operations
Net investment income ...............................$    29
Net realized losses on investments and foreign
   currency transactions ............................    (29)
Net change in unrealized appreciation or
   depreciation of investments and foreign
   currency transactions ............................   (300)
                                                     -------
   Net Decrease in Net Assets Resulting from
      Operations ....................................   (300)
                                                     -------
Distributions To Shareholders
Dividends from net investment income ................     --
Capital gains distributions .........................     --
                                                     -------
   Total Distributions to Shareholders ..............     --
                                                     -------

Share Transactions
Subscriptions to fund shares ........................ 32,792
Redemptions of fund shares ..........................    (43)
                                                     -------
   Net Increase from Share Transactions ............. 32,749
                                                     -------
   Net Increase in Net Assets ....................... 32,449

Total Net Assets
Beginning of Period .................................     --
End of Period .......................................$32,449
                                                     =======

Accumulated Undistributed Net Investment Income
   at End of Period .................................$    29
                                                     =======

Analysis of Changes in Shares of Beneficial Interest
Subscriptions to fund shares ........................  3,281
Redemptions of fund shares ..........................     (4)
                                                     -------
Net increase in fund shares .........................  3,277
Shares outstanding at beginning of period                 --
                                                     -------
Shares outstanding at end of period .................  3,277
                                                     =======

See accompanying notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES

The following are the significant accounting policies of Stein Roe Emerging Markets Fund (the "Fund"), a series of the Stein Roe Investment Trust (a Massachusetts business trust). These policies are in conformity with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

Security Valuations
All securities are valued as of March 31, 1997. Securities are valued, depending on the security involved, at the last reported sales price, last bid or asked price, or the mean between last bid and asked prices as of the close of the appropriate exchange or other designated time. A security that is listed or traded on more than one exchange is valued at the quotation on the exchange determined to be the primary exchange for such security. Other assets and securities of the Fund are valued by a method that the Board of Trustees believes represents a fair value.

Currency Translations
For purposes of valuation, assets and liabilities are translated into U.S. dollars using currency exchange rates that represent the midpoint between the bid and asked rates as of 4:00 p.m., London time. Purchases and sales of securities are translated into U.S. dollars using the prevailing exchange on the dates of such transactions. The effect of changes in foreign exchange rates on realized and unrealized security gains and losses is reflected as a component of such gains and losses.

Forward Currency Exchange Contracts
The Fund may enter into forward currency exchange contracts under which it is obligated to exchange currencies at specified future dates. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in currency values. The Fund did not have any open contracts at March 31, 1997.

Federal Income Taxes
No provision is made for federal income taxes since the Fund elects to be taxed as a "regulated investment company" and make such distributions to its shareholders as to be relieved of all federal income taxes under provisions of current federal tax law.

The Fund intends to utilize provisions of the federal income tax laws which allow it to carry a realized capital loss forward up to eight years following the year of the loss, and offset such losses against any future realized gains.

Distributions to Shareholders
Dividends from net investment income and capital gains, if any, are distributed annually. Distributions in excess of tax basis earnings are reported in the financial statements as a return of capital. Differences in the recognition or classification of income between the financial statements and tax earnings that result in temporary overdistributions are classified as distributions in excess of net investment income or net realized gains, and any permanent differences are reclassified to paid-in capital.

Other Information
The books and records of the Fund are maintained in U.S. dollars.
Dividend income is recognized on the ex-dividend date and interest income is recognized on an accrual basis.

Realized gains or losses from sales of securities are determined on the specific identified cost basis.

All amounts, except per-share amounts, are shown in thousands.

NOTE 2.  TRUSTEES' FEES AND TRANSACTIONS WITH AFFILIATES

The Fund pays monthly management and administrative fees, computed and accrued daily, to Stein Roe & Farnham Incorporated (the "Adviser"), an indirect, majority-owned subsidiary of Liberty Mutual Insurance Company, for its services as investment adviser and manager. The management fee for the Fund is computed at an annual rate of 1.10 percent of average daily net assets. The administrative fee is computed at an annual rate of .15 percent of average daily net assets.

The administrative agreement provides that the Adviser will reimburse the Fund to the extent that annual expenses, excluding certain expenses, exceed the applicable limits prescribed by any state in which the Fund's shares are offered for sale. In addition, the Adviser has agreed to reimburse the Fund to the extent that expenses exceed 2.00 percent of average daily net assets. This expense limitation expires on February 2, 1998, subject to earlier termination by the Adviser on 30 days' notice.

The transfer agent fees are paid to SteinRoe Services Inc. (SSI), an indirect, majority-owned subsidiary of Liberty Mutual Insurance Company. SSI has entered into an agreement with Colonial
Investors Service Center, Inc., an indirect, majority-owned subsidiary of Liberty Mutual Insurance Company, to act as sub-transfer agent for the Funds.

The Adviser also provides certain fund accounting services. For the period ended March 31, 1997, the Fund incurred charges of $2.

Certain officers and trustees of the Trust are also officers of the Adviser. The compensation of trustees not affiliated with the Adviser for the Fund for the period ended March 31, 1997 was $2. No remuneration was paid to any other trustee or officer of the Trust.

The Board of Trustees of the Trust has adopted procedures permitting securities transactions among the Funds and Portfolios, clients of Stein Roe and other affiliated entities. The aggregate cost of purchases and proceeds from sales from such securities transactions for the period ended March 31, 1997 were:

             Purchases            Sales
             ---------            ------
             $4,246                --

NOTE 3.  SHORT-TERM DEBT

To facilitate portfolio liquidity, the Fund maintains borrowing arrangements under which it can borrow against portfolio securities. The Fund had no borrowings during the period ended
March 31, 1997.

NOTE 4.  INVESTMENT TRANSACTIONS

The aggregate cost of purchases and proceeds from sales other than short-term obligations for the period ended March 31, 1997, were:

             Purchases            Sales
             ---------            ------
              $11,987              --

At March 31, 1997, unrealized appreciation and depreciation on a tax basis and the cost of investments for federal income tax purposes and for financial reporting purposes were as follows:

                                 Cost of Investments
                                                    Federal
                           Net           Financial  Income
Appreciation  Deprecation  Depreciation  Reporting  Tax
------------  -----------  ------------  ---------  --------
   $638          $939         $(301)     $33,563    $33,563

FINANCIAL HIGHLIGHTS
EMERGING MARKETS FUND
(UNAUDITED)

Selected per-share data (for a share outstanding throughout each period), ratios and supplemental data.

                                                       Period
                                                       Ended
                                                     March 31,
                                                      1997(a)
                                                     ---------

Net Asset Value, Beginning of Period ................$  10.00
                                                     --------
Income from Investment Operations
   Net investment income ............................      --
   Net realized and unrealized gains (losses)
      on investments ................................   (0.10)
                                                     ---------
      Total from investment operations ..............   (0.10)
                                                     ---------
Distributions
   Net investment income ............................      --
   Net realized capital gains .......................      --
                                                     --------
      Total distributions ...........................      --
                                                     --------
Net Asset Value, End of Period ......................$   9.90
                                                     ========

Ratio of net expenses to average net assets .........   2.00%*
Ratio of net investment income to average
   net assets .......................................   1.30%*
Portfolio turnover rate .............................      0%
Average commissions (per share)...................... $0.0004
Total return ........................................ (1.00%)
Net assets, end of period ........................... $32,449

*Annualized
(a) From commencement of operations on February 28, 1997.